SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934




                        Date of Report (Date of earliest
                         event reported) March 18, 1999



                        Niagara Mohawk Power Corporation
                        --------------------------------

             (Exact name of registrant as specified in its charter)


       New York                        1-2987               15-0265555
       --------               ----------------------        ----------
      (State of              (Commission File Number)     (IRS Employer
     incorporation)                                     Identification No.)


300 Erie Boulevard West, Syracuse, New York                         13202
-------------------------------------------                         -----
  (Address of principal executive offices)                       (Zip Code)


                                (315) 474-1511
                     -----------------------------------
                       (Registrant's telephone number,
                             including area code)

                                      [N/A]
           ------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events
         ------------

On March 18, 1999, Niagara Mohawk Power Corporation ("Niagara Mohawk") was reorganized into a holding company structure pursuant to an Agreement and Plan of Exchange ("Plan of Exchange") between Niagara Mohawk and Niagara Mohawk Holdings, Inc. (the "Company"). The Plan of Exchange was approved on June 29, 1998, by more than two-thirds of the outstanding Niagara Mohawk Common Stock entitled to vote. As part of the reorganization, all of the outstanding shares of Niagara Mohawk Common Stock, $1.00 par value per share, were exchanged on a share-for-share basis for shares of Common Stock, par value $.01 per share, of the Company, and Niagara Mohawk became a subsidiary of the Company. The preferred stock and debt of Niagara Mohawk were not exchanged and remain securities of Niagara Mohawk.

The Common Stock of Niagara Mohawk was registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and listed on the New York Stock Exchange. Niagara Mohawk is delisting its Common Stock from the New York Stock Exchange, and the registration of the Common Stock under the Exchange Act will be terminated.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          NIAGARA MOHAWK POWER CORPORATION
                                                   (Registrant)




                                          By /s/Steven W. Tasker
                                             -----------------------------
                                             Vice President-Controller and
                                             Principal Accounting Officer


Date:     March 18, 1999